Period Ended April 30, 2003

John Hancock Series Trust
John Hancock Technology Fund
Series - 3
NAV per share - Class C       2.54
NAV per share - Class I         2.82


John Hancock Small Cap Growth Fund Series - 4 NAV per share - Class C 6.03 NAV per share - Class I 6.97


John Hancock Multi Cap Growth Fund
 Series -  5
NAV per share - Class C       5.80


John Hancock 500 Index Fund
Series -  6            N/A


John Hancock Real Estate Fund Series - 7 NAV per share - Class C 11.40 Dividend from income -
                           Class C       0.21


John Hancock Focused Equity Fund
Series -  8
NAV per share - Class C       5.00